UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011
KELLY SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-1088	38-1510762

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN	48084

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 362-4444
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Kelly Services, Inc. (the “Company”) held its annual meeting of stockholders (“annual meeting”) on May 11, 2011. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are listed below.
Proposal 1
All of the nominees for election to the board of directors listed in the proxy statement were elected to serve until the next annual meeting and qualified with the following vote:

	Number of Shares	Number of Shares
Name of Nominee	Voted “For”	Voted “Withheld”	Broker Non-Votes

Terence E. Adderley	3,383,716	16,459	39,038
Carol M. Adderley	3,394,798	5,377	39,038
Carl T. Camden	3,394,898	5,277	39,038
Jane E. Dutton	3,394,898	5,277	39,038
Maureen A. Fay, O.P.	3,393,828	6,347	39,038
Terrence B. Larkin	3,393,728	6,447	39,038
Conrad L. Mallett, Jr.	3,394,898	5,277	39,038
Leslie A. Murphy	3,394,898	5,277	39,038
Donald R. Parfet	3,394,898	5,277	39,038
Toshio Saburi	3,394,898	5,277	39,038
B. Joseph White	3,393,828	6,347	39,038
Proposal 2
By the following vote, the stockholders approved, by non-binding vote, compensation paid to named executive officers:

Shares voted “For”	3,395,264
Shares voted “Against”	4,880
Shares abstained from voting	31
Broker non-votes	39,038
Proposal 3
By the following vote, the stockholders recommended, by non-binding vote, to hold future advisory votes on executive compensation on an annual basis:

Shares voted for 1 year	3,399,658
Shares voted for 2 years	198
Shares voted for 3 years	319
Shares abstained from voting	0
Broker non-votes	39,038
In accordance with the voting results on this item, which is consistent with the recommendation of the board of directors, the Company has determined to hold an advisory vote on executive compensation every year until the next stockholder advisory vote on the frequency of stockholder votes on executive compensation. A stockholder advisory vote on the frequency of stockholder voting on executive compensation is required to be held at least once every six years.
Proposal 4
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 was approved with the following vote:

Shares voted “For”	3,434,355
Shares voted “Against”	3,752
Shares abstained from voting	1,106

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 12, 2011	KELLY SERVICES, INC.
/s/ Daniel T. Lis
Daniel T. Lis
Senior Vice President, General Counsel and Corporate Secretary

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